UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
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SCHEDULE 14A INFORMATION

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801 17th Avenue South    •     Myrtle Beach, South Carolina 29577

To our Shareholders:

The Annual Meeting of Shareholders of AVX Corporation (the "Company"), a Delaware corporation, will be held at the AVX Seaboard Facility located at 1900 Highway 501 East, Myrtle Beach, South Carolina 29577, on Wednesday, July 18, 2007, at 10:00 a.m., for the purpose of acting upon the following matters:

1.	To elect four Directors;

2.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record of the Company on May 25, 2007, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The Company is providing an Annual Report on Form 10-K to shareholders in lieu of a separate annual report.

In order that your shares of stock may be represented at the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope, or use telephone or internet voting (as explained in the proxy voting instructions attached to the proxy card) before the Annual Meeting.  If you attend the Annual Meeting, you may vote in person even though you have previously voted.

Kurt Cummings Corporate Secretary

Myrtle Beach, South Carolina
June 8, 2007

YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE, OR USE TELEPHONE OR INTERNET VOTING BEFORE THE ANNUAL MEETING.

AVX Corporation
801 17th Avenue South, Myrtle Beach, SC 29577

PROXY STATEMENT
Annual Meeting of Shareholders
To be held Wednesday, July 18, 2007

This Proxy Statement is furnished to the shareholders of AVX Corporation ("AVX" or the "Company") in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders (as may be adjourned, the "Annual Meeting") to be held on Wednesday, July 18, 2007, at 10:00 a.m., at the AVX Seaboard Facility located at 1900 Highway 501 East, Myrtle Beach, South Carolina 29577, and any adjournment thereof.  The Company expects that this Proxy Statement, with the accompanying proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, will be mailed to shareholders on or about June 15, 2007.  The Annual Report on Form 10-K for the fiscal year ended March 31, 2007, is also available to shareholders on the Company’s website at www.avx.com.

Each share of AVX common stock, par value $.01 per share (the "Common Stock"), outstanding at the close of business on May 25, 2007, will be entitled to one vote on all matters acted upon at the Annual Meeting.  On May 25, 2007,  171,786,797 shares of Common Stock were outstanding.

Shares will be voted in accordance with the instructions indicated in a properly executed proxy.  In the event that voting instructions are omitted on any such proxy, the shares represented by such proxy will be voted as recommended by the Board.  Shareholders have the right to revoke their proxies at any time prior to a vote being taken by: (i) delivering written notice of revocation before the Annual Meeting to the Corporate Secretary at the Company's principal offices; (ii) delivering a proxy bearing a later date or time than the proxy being revoked; (iii) resubmitting a vote by telephone or internet (as explained in the proxy voting instructions attached to the proxy card); or (iv) voting in person at the Annual Meeting.

The presence at the Annual Meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business.  The affirmative vote of the holders of a plurality of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of the directors.  Proxies indicating shareholder abstentions will, in accordance with Delaware law, be counted as represented at the Annual Meeting for purposes of determining whether there is a quorum present, but will not be voted for or against any proposal to which the abstention relates.  Abstentions will also be counted as a vote cast on any proposal (other than the election of directors) and, accordingly, will have the effect of a vote against the proposal.  Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted on such matter and will not be counted for purposes of determining the number of votes cast on such matter.  With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

The Company has been informed by the Trustee for the Company's retirement plans that shares of Common Stock held by the Trustee for such plans will be voted by the Trustee in accordance with instructions received from the participants, and if no instructions are received with respect to any shares, such shares will be voted in the same proportion as shares for which instructions are received from other participants in the plan.

At the date of this Proxy Statement, management does not know of any matter to be brought before the Annual Meeting for action other than the matters described in the Notice of Annual Meeting and matters incident thereto.  If any other matters should properly come before the Annual Meeting, the holders of the proxies will vote and act with respect to such matters in accordance with their best judgment.  Discretionary authority to do so is conferred by the enclosed proxy.

Holders of our common stock are not entitled to dissenters’ rights or appraisal rights with respect to the proposals to be considered at the Annual Meeting.

PROPOSAL I
ELECTION OF DIRECTORS

NOMINATIONS FOR THE BOARD OF DIRECTORS

The Board of Directors has fixed the size of the Board at eleven (11).  It is currently divided into three classes elected for staggered three year terms.  Each director holds office until a successor has been duly elected and qualified, or until such director’s death, resignation, or removal in the manner provided in the Company’s By-laws.  The Board of Directors proposes that the nominees identified below be elected as directors to serve for the terms indicated.

Directors Standing for Election

CLASS I

Nominations for terms expiring at the Annual Meeting in 2010

KAZUO INAMORI  Age 75 - Chairman Emeritus of the Board since 1997.  Chairman of the Board from the Company's acquisition by our parent company, Kyocera Corporation (“Kyocera”) in 1990 to 1997.  Chairman Emeritus of Kyocera since 2005. Chairman Emeritus and Director of Kyocera from 1997 to 2005. Prior to 1997, served as Chairman of the Board of Directors of Kyocera, which he founded in 1959.

NOBORU NAKAMURA Age 62 - Chairman and Representative Director of Kyocera since 2006.  President and Representative Director of Kyocera Chemical Corporation, a subsidiary of Kyocera, since 2005.  Member of the Board of Kyocera since 1991.

BENEDICT P. ROSEN Age 70 - Chairman of the Board since 1997.  President from 1993 to 1997, Chief Executive Officer from 1993 to 2001.  Retired from AVX in 2001. Member of the Board since 1990.  Executive Vice President from 1985 to 1993.  Senior Managing and Representative Director of Kyocera from 1995 to 2002 and previously served as a Managing Director of Kyocera from 1992 to 1995.  Director of Crescent Bank, Crescent Mortgage Company, Nordson Corporation, Trelys Fund and Carolina Financial Institution.

DAVID A. DECENZO Age 52 - President of Costal Carolina University in South Carolina (“CCU”) since May 2007.  From May 2006 to May 2007 Senior Vice President of Academic Affairs and Provost at CCU.  From July 2002 to May 2006, Dean of the E. Craig Wall, Sr., Wall College of Business Administration at CCU.  From 1992 to 2002, Director of partnership development in the College of Business and Economics at Towson University in Maryland.

The four persons listed above have been nominated by the Board.  Mr. Inamori and Mr. Rosen are nominated for re-election to the Board.  Richard Tressler and Kensuke Itoh will retire from the Board effective July 18, 2007. Mr. Tressler has served on the Board since 1995 and Mr. Itoh has served on the Board since 1990. Mr. Nakamura and Mr. DeCenzo are nominated to fill the vacancies created by Mr. Tressler and Mr. Itoh.  Unless contrary instructions are given, it is intended that the votes represented by the proxies will be cast FOR the election of the persons listed above as directors.  In the event that any of the nominees should become unavailable to stand for election, the Board may designate a substitute.  It is intended that all properly executed and returned proxies will be voted FOR such substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" ELECTION OF THE PERSONS LISTED ABOVE.

Directors Continuing in Office

CLASS II

Terms expiring at the Annual Meeting in 2009

JOHN S. GILBERTSON  Age 63 - Chief Executive Officer since 2001.  President since 1997.  Chief Operating Officer from 1994 to 2001 and a member of the Board since 1990.  Executive Vice President from 1992 to 1997, Senior Vice President from 1990 to 1992 and employed by the Company since 1981.  Managing Director of Kyocera since 1999 and Director of Kyocera since 1995.  Member of the Board of Directors of Kyocera International Inc. (“KII”), a U.S. subsidiary of Kyocera, since 2001.

MAKOTO KAWAMURA   Age 57 - Member of the Board since 2006. President and Representative Director of Kyocera since 2005.  Member of the Board of Kyocera from 2001 to 2003.

RODNEY N. LANTHORNE  Age 62 - Member of the Board since 1990.  President of KII since 1987.  Director of Kyocera since 2003. Senior Managing and Representative Director of Kyocera from 1999 to 2003.  Director of Kyocera from 1988 to 1999.

JOSEPH STACH  Age 68 - Member of the Board since 2004.  Retired since October 2003.  Vice President of Advanced Energy Industries, a manufacturer of products for hi-tech manufacturing processes, from October 1998 to 2003.  Chairman, CEO and President of RF Power Products, Inc., a manufacturer and distributor of radio frequency power delivery systems, from August 1991 to October 1998.  Executive Director, Center for Microelectronics Research, University of South Florida from January 1988 to April 1991.

CLASS III

Terms expiring at the Annual Meeting in 2008

MASAHIRO UMEMURA  Age 63 - Member of the Board since 1990.  Vice Chairman of Kyocera since 2005.  Executive Vice President of Kyocera since 1999.  Representative Director of Kyocera since 1997.  Member of the Board of Kyocera since 1991.

YUZO YAMAMURA   Age 65 - Member of the Board since 1995.  Vice Chairman and Representative Director of Kyocera since 2006.  Member of the Board of Kyocera since 2003.  President of Kyocera Elco Corporation, a subsidiary of Kyocera, since 1992.

DONALD B. CHRISTIANSEN  Age 68 - Member of the Board since 2002.  Retired from AVX in 2000.  Senior Vice President of Finance, Chief Financial Officer and Treasurer from 1997 to 2000.  Vice President of Finance, Chief Financial Officer and Treasurer from 1994 to 1997.  Chief Financial Officer from 1992 to 1994.  Member of the Board from 1992 to 2000.

Ownership of Securities by Directors, Director Nominees and Executive Officers

The Common Stock is the only class of equity securities of the Company outstanding.  As of March 31, 2007, the directors, director nominees and each executive officer currently named in the Summary Compensation Table below, individually, and all directors, director nominees and executive officers of the Company as a group, beneficially owned (i) shares of Common Stock of the Company and (ii) equity securities of Kyocera, as follows:

Name	Amount and Nature of Beneficial Ownership of Outstanding AVX Shares (1)	Number of AVX Shares Underlying Exercisable Options (2)	Total AVX Shares	Percentage of AVX Common Stock (3)	Amount and Nature of Beneficial Ownership of Outstanding Kyocera Equity Securities (1)	Number of Kyocera Equity Securities Underlying Exercisable Options (4)	Total Kyocera Equity Securities	Percentage of Kyocera Equity Securities (5)

Benedict P. Rosen	115,739	117,500	233,239	*	1,174	-0-	1,174	*
Kazuo Inamori	20,000	47,000	67,000	*	11,486,165 (6)	24,000	11,510,165	6.10%
John S. Gilbertson	88,388	766,500	854,888	*	17,418	13,500	30,918	*
Donald B. Christiansen	11,657	5,000	16,657	*	-0-	-0-	-0-	*
Kensuke Itoh	6,000	47,000	53,000	*	527,072	16,000	543,072	*
Noboru Nakamura	-0-	-0-	-0-	*	4,100	2,000	6,100	*
Makoto Kawamura	-0-	-0-	-0-	*	3,000	14,000	17,000	*
Rodney N. Lanthorne	2,000	47,000	49,000	*	3,563	13,500	17,063	*
David A. DeCenzo	-0-	-0-	-0-	*	-0-	-0-	-0-	*
Joseph Stach	1,000	10,000	11,000	*	-0-	-0-	-0-	*
Richard Tressler	5,502 (7)	44,000	49,502	*	-0-	-0-	-0-	*
Masahiro Umemura	2,000	47,000	49,000	*	5,100	14,000	19,100	*
Yuzo Yamamura	2,000	47,000	49,000	*	82,000	18,000	100,000	*
C. Marshall Jackson	23,353	286,250	309,603	*	4,820	-0-	4,820	*
Peter Venuto	7,679	87,850	95,529	*	580	-0-	580	*
Peter Collis	-0-	98,900	98,900	*	-0-	-0-	-0-	*
Kurt Cummings	8,560	99,500	108,060	*	232	-0-	232	*

All directors, director nominees and executive officers as a group (A total of 22 individuals including those named above)	334,044	2,217,360	2,551,404	1.49%	7,457,389	115,000	7,572,389	4.01%

* Less than 1%

(1)
Includes interests, if any, in shares held in the AVX Nonqualified Supplemental Retirement Plan and AVX Corporation Retirement Plan Trusts and shares that are owned directly or jointly with family members.

(2)
Includes AVX shares under options exercisable as of March 31, 2007, and options which become exercisable within 60 days thereafter under the AVX Corporation  1995 Stock Option Plan (the “1995 Stock Option Plan”), the AVX Corporation 2004 Stock Option Plan (the “2004 Stock Option Plan” and, together with the 1995 Stock Option Plan, the “Stock Option Plans”), the AVX Corporation Non-Employee Directors’ Stock Option Plan (the “Non-Employee Directors’ Stock Option Plan”), or the AVX Corporation 2004 Non-Employee Directors' Stock Option Plan (the “2004 Non-Employee Directors' Stock Option Plan” and, together with the  Non-Employee Directors' Stock Option Plan, the “Non-Employee Directors' Stock Option Plans”).

(3)	Based on a total number of 171,674,137 shares of Common Stock outstanding as of March 31, 2007.

(4)	Includes shares under options exercisable as of March 31, 2007, and options which become exercisable within 60 days thereafter under the Kyocera Stock Option Plan.

(5)	Based on a total number of 188,649,089 shares of Kyocera equity securities outstanding as of March 31, 2007.

(6)
Includes 4,680,000 shares held by the Inamori Foundation as to which Mr. Inamori, as President of the foundation, may be deemed to have voting and investment power.  The aforementioned shares are not included in the total shares held by all directors, director nominees and executive officers as a group.

(7)	Includes 4,502 Phantom Shares accrued under the Deferred Compensation Plan for Eligible Board Members.

The information provided in the above chart as to each director, director nominee and named executive officer, individually, and all directors, director nominees and executive officers as a group, is based, in part, on information received from such individuals.

Security Ownership of Certain Beneficial Owners
Set forth below is a table indicating those persons whom the management of the Company believes to be beneficial owners of more than 5% of the Company's Common Stock as of March 31, 2007.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class (1)
Kyocera Corporation 6 Takeda Tobadono-cho Fushimi-ku, Kyoto 612-8501, Japan	121,800,000	(2)	70.95%
Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017-2023	17,752,736	(3)	10.3%

(1)	Based on a total number of 171,674,137 shares of Common Stock outstanding as of March 31, 2007.

(2)	The shares held by Kyocera are subject to the voting and investment control of Kyocera's Board of Directors.

(3)
Shares shown as beneficially owned by Third Avenue Management LLC are reported in a Form 13G/A filed by Third Avenue Management LLC dated as of February 14, 2007.  Based on that filing, Third Avenue Management LLC has sole voting power with respect to 15,572,031 shares and sole dispositive power with respect to 17,752,736 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of any class of the Company's equity securities.  To the Company's knowledge, during the fiscal year ended March 31, 2007, all of its directors, officers and persons who hold more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements.

Board of Directors – Governance

The Board has adopted Corporate Governance Guidelines to assist it in the performance of its duties and the exercise of its responsibilities and in accordance with the listing requirements of the New York Stock Exchange ("NYSE").  The guidelines are available on the Company's website at www.avx.com in the "Corporate Information – Corporate Governance" section.  The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees.  The code is available on the Company's website at www.avx.com in the "Corporate Information – Corporate Governance" section.  You may request a copy of the guidelines or code by sending a request to the Secretary at P.O. Box 867, Myrtle Beach, South Carolina 29578.

Mr. Rosen has been selected by the Board as the "Presiding Director" to preside over executive sessions of the Board in which members of management do not participate.

Because a majority of the Company's shares are owned by Kyocera, the Company is considered a "controlled company" under the applicable rules of the NYSE.  Accordingly, the Company need not have a Board of Directors with a majority of independent directors or Nominating/Corporate Governance and Compensation Committees comprised entirely of independent directors.  Nevertheless, the Board has determined that Messrs. Christiansen, DeCenzo, Stach and Tressler are independent under NYSE listing standards.  The Board has determined that an independent director is one who is free from any relationship that would interfere with his or her exercise of independent business judgment, receives no compensation for the Company or its subsidiaries other than director’s fees and shall not be an affiliate of the Company or its subsidiaries.  The Company, through the AVX/Kyocera Foundation, donated approximately $205,000 to CCU during the fiscal year ended March 31, 2007 for educational purposes.  The Board considered Mr. DeCenzo’s position at CCU, and has determined that such donations do not impair Mr. DeCenzo’s independence.

The Company's Corporate Governance Guidelines indicate that the Board as a whole is responsible for nominating individuals for election to the Board by the shareholders based on candidates suggested by members of the Board, management and shareholders.  The Board does not currently operate under a formal written charter when discharging its nominating functions.

 The Board has not adopted specific objective requirements for service on the Board.  Instead, the Board will consider various factors in determining whether to nominate an individual for election by the shareholders.  Among other things, the Board expects each Director to:

•	understand AVX's businesses and the marketplaces in which it operates;

•	regularly attend meetings of the Board and of the committees on which he or she serves;

•	review and understand the materials provided in advance of meetings and any other materials provided to the Board from time to time;

•	actively, objectively and constructively participate in meetings and the strategic decision-making processes;

•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees; and

•
be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director's insights might be helpful to the CEO or management.

Mr. Nakamura was recommended to the Board by Kyocera and Mr. DeCenzo was recommended by the Chief Executive Officer.

The Board will consider candidates recommended by shareholders in the same manner as other candidates.

Shareholders and other interested parties who wish to communicate with the Board (including, in the case of shareholders, in order to nominate director candidates to the Board), individual board members, the Chairman of the Board (currently the Presiding Director) or the non-management directors as a group may do so by either of the following means:

•	send correspondence by email to compliance@avxus.com; or
•	write to AVX Corporation, Compliance Office, P.O. Box 3456, Myrtle Beach, SC 29578-3456.

All questions and concerns will be received and processed by the Corporate Compliance Office.  Questions and concerns relating to AVX's accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee.  Questions and concerns addressed to the Board will be referred to the Presiding Director.  Other questions and concerns will be processed by the Corporate Compliance Office and forwarded to the addressees or distributed at the next scheduled Board meeting, as appropriate.

Board of Directors - Meetings Held and Committees

The Board held four meetings during the fiscal year ended March 31, 2007.  During that period, all the directors, except Messrs. Inamori, Itoh, Yamamura and Tressler, attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which they served.  The directors are encouraged and expected to attend the Annual Meeting of Shareholders if reasonably possible.  All of the directors except for Messrs. Inamori and Itoh attended the Company's Annual Meeting of Shareholders held on July 19, 2006.  The Board has the following standing committees and no nominating committee:

Executive Committee.  The Executive Committee has been delegated authority by the Board to exercise the powers of the Board in matters pertaining to the management of the business.  The Executive Committee held no meetings during the fiscal year ended March 31, 2007.  The members of the Executive Committee are Messrs. Inamori (Chairman), Gilbertson, Lanthorne, Umemura and Kawamura.

Audit Committee.  The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act and operates under a written charter adopted by the Board of Directors.  The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company's consolidated financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the annual independent audit of the Company's consolidated financial statements; the independent registered public accounting firm's qualifications and independence; the performance of the Company's internal audit function and independent registered public accounting firm and any other areas of potential financial risks to the Company specified by the Board of Directors. The Audit Committee is also responsible for hiring, retaining and terminating the Company's independent registered public accounting firm.  The Audit Committee met eight times during the fiscal year ended March 31, 2007.

The Audit Committee is comprised of three members.  The members of the Audit Committee are Messrs. Christiansen (Chairman), Stach and Tressler.  Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.  The Board of Directors has determined that the Company has at least one "audit committee financial expert", as defined by the Securities and Exchange Commission ("SEC"), serving on the Audit Committee.  The "audit committee financial expert" designated by the Board is Mr. Christiansen.  The Board of Directors has determined that the members of the Audit Committee are "independent" under the currently applicable rules of the NYSE.

The Board of Directors has adopted a written charter for the Audit Committee.  The charter, as amended, is available on the Company's website at www.avx.com in the "Corporate Information – Corporate Governance" section. You may request a copy of the charter by sending a request to the Corporate Secretary at P. O. Box 867, Myrtle Beach, South Carolina 29578.

Compensation Committee.  The Compensation Committee has the full power and authority of the Board with respect to the determination of compensation for all executive officers of the Company.  The Compensation Committee does not have a formal written charter.  The Compensation Committee also has full power and authority over any compensation plan approved by the Board for employees of the Company and its subsidiaries, other than the Stock Option Plans, including the issuance of shares of Common Stock, as the Compensation Committee may deem necessary or desirable in accordance with such compensation plans.  The Compensation Committee held one meeting during the fiscal year ended March 31, 2007.  The members of the Compensation Committee are Messrs. Inamori (Chairman), Rosen, Tressler, Umemura, and Kawamura.  Additional information regarding the Compensation Committee and its processes and procedures for the consideration and determination of executive compensation can be found in the Compensation Discussion and Analysis section in this Proxy Statement.

Equity Compensation Committee.  The Equity Compensation Committee is responsible for any action on all matters concerning the Stock Option Plans.  This committee consists of Messrs. Tressler (Chairman), Stach and Umemura.  The Equity Compensation Committee held one meeting during the fiscal year ended March 31, 2007.

Special Advisory Committee.  The Special Advisory Committee is comprised of independent directors.  The committee is required to review and approve all material contracts and transactions between the Company and related parties and to meet periodically in executive session.  The Special Advisory Committee held four meetings during the fiscal year ended March 31, 2007.  The members of the Special Advisory Committee are Messrs. Stach (Chairman), Tressler and Christiansen.

Director Compensation

The following table and narrative provides information related to the compensation of directors of fiscal 2007.

	Fees Earned or Paid in Cash	Option Awards	Change in Deferred Compensation Earnings	Total
Name (1)	($)	($) (2) (3)	($) (4)	($)

Benedict P. Rosen	$ 42,500	$ 26,708	$ —	$ 69,208
Kazuo Inamori	7,500	28,434	—	35,934
Donald B. Christiansen	75,000	29,557	—	104,557
Kensuke Itoh (5)	2,500	28,434	—	30,934
Makoto Kawamura	7,500	17,670	—	25,170
Rodney N. Lanthorne	10,000	28,434	—	38,434
Joseph Stach	72,500	26,708	—	99,208
Richard Tressler (5)	52,500	27,694	—	80,194
Masahiro Umemura	15,000	28,434	—	43,434
Yuzo Yamamura	5,000	28,434	—	33,434
Yasuo Nishiguchi (6)	5,000	20,171	—	25,171

(1)
Mr. John Gilbertson, the Company’s Chief Executive Officer and President, also serves as a director of the Company.  Information regarding the compensation paid to Mr. Gilbertson is provided in the Summary Compensation Table of this Proxy Statement.

(2)
The aggregate number of option awards held by each of the directors as of March 31, 2007 is as follows: Benedict P. Rosen – 122,500; Kazou Inamori - 52,000; Donald B. Christiansen - 15,000; Kensuke Itoh - 52,000; Makoto Kawamura - 15,000; Rodney N. Lanthorne - 52,000; Joseph Stach - 15,000; Richard Tressler - 49,000; Masahiro Umemura - 52,000; Yuzo Yamamura - 52,000; Yasuo Nishiguchi – 0.

(3)
Reflects the amount recognized by the Company as an expense in fiscal 2007 for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  Mr. Kawamura is the only director who received an award of stock options during fiscal 2007.  The grant date fair value of the options awarded during fiscal 2007 to Mr. Makoto Kawamura was $80,028.  These options were granted pursuant to the 2004 Non-employee Directors’ Stock Option Plan.  The assumptions made in the valuation of stock options are set forth in Note 9 in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

(4)
Mr. Richard Tressler is the only Director participating in the Deferred Compensation Plan for Eligible Board Members.  At March 31, 2007, his balance in an AVX Phantom Share Unit Fund was the equivalent of 4,502 shares.  The value of his balance declined by $10,724 during fiscal 2007.

(5)	Mr. Itoh and Mr. Tressler will retire from the Board effective July 18, 2007.

(6)	Mr. Yasuo Nishiguchi resigned from the Company’s Board of Directors effective July 19, 2006.

Each director who is not an employee of the Company or Kyocera is paid an annual director's fee of $30,000, an attendance fee of $2,500 per Board or committee meeting and reimbursement of travel expenses.  The Chairman of the Audit Committee also receives an additional $5,000 per year.  Each director who is an employee of Kyocera is paid an attendance fee of $2,500 per Board or committee meeting and reimbursement of travel expenses.  In addition, each director who is not an employee of the Company is granted stock options pursuant to the Non-Employee Directors' Stock Option Plans.

AVX feels that it is important for members of the Board to be shareholders of the Company, to have an incentive to help the Company grow and prosper, and to share in that prosperity.  The 2004 Non-Employee Directors' Stock Option Plan authorizes the issuance of 1,000,000 shares of Common Stock, and provides for the grant of an option to purchase 15,000 shares of Common Stock to each director not employed by AVX (a “Non-Employee Director”) as of the date on which a Non-Employee Director is elected to the Board for the first time and every third anniversary thereafter.  In addition, options to purchase shares of Common Stock may also be granted from time to time upon prior approval by the Board.  The options become exercisable 33 1/3% one year after the date of the grant and an additional 33 1/3% at the end of each of the following two years, provided that in order to exercise the options, the Non-Employee Director must continue to be a director at the date of exercise.  However, if the Non-Employee Director's service terminates due to retirement, death or disability, his options shall thereupon become fully vested.  Options have an exercise price equal to the fair market value (as defined in the plan) of the Common Stock on the date of grant.

The Deferred Compensation Plan for Eligible Board Members allows each director not employed by AVX or Kyocera (an "Outside Director"), at his election, to defer payment of certain portions of his compensation as a director.  Deferrals are invested in an AVX Phantom Share Unit Fund.  Each deferral is converted into a hypothetical investment in Common Stock using the price of the stock at each deferral period.  At the time of pay out of the deferred accounts, the Company disburses to the Outside Director an equivalent number of shares of Common Stock "purchased" by the Outside Director during the entire deferral period, increased for any hypothetical reinvested dividends declared during the deferral period.  An Outside Director's deferred account is paid, at the director's election, either on the 10th anniversary of each annual deferral or upon his ceasing to be a member of the Board of Directors.

Equity Compensation Plan Information

The following table provides information as of March 31, 2007 about the Common Stock that may be issued under all of the Company’s existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation plans approved by security holders	4,821,283	$15.14	10,479,000
Equity compensation plans not approved by security holders	4,513	—	230,754 (1)

(1)
Members of the Board of Directors who are not employees of AVX or Kyocera are eligible to defer their annual director's fee and attendance fees in an AVX Phantom Share Unit Fund under the Deferred Compensation Plan for Eligible Board Members (not approved by shareholders) based on the Fair Market Value of the Common Stock at each Credit Date (all as defined in the plan).  Payment of account balances to an eligible director (as prescribed in "Compensation of Directors" above) is payable in the form of a number of shares of Common Stock equal to the whole number of Phantom Shares Units (as defined) credited to such director under the plan.  See "Compensation of Directors" above for more information.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2007, the Compensation Committee was comprised of Messrs. Inamori, Rosen, Tressler, Umemura and Kawamura and the Equity Compensation Committee was comprised of Messrs. Tressler, Stach and Umemura.  Mr. Rosen formerly held the offices of Chief Executive Officer, President and Executive Vice President of AVX and Senior Managing and Representative Director and Managing Director of Kyocera.  As of March 31, 2007, Dr. Inamori was Chairman Emeritus of the Boards of AVX and Kyocera.  Mr. Umemura was Vice Chairman of Kyocera and Mr. Kawamura was President of Kyocera.  Kyocera owns 121,800,000 shares, or approximately 71%, of the Company's outstanding Common Stock as of March 31, 2007, and has engaged in a significant number and variety of related company transactions with the Company.  The more significant arrangements and agreements between the Company and Kyocera are described under the caption "Relationship with Kyocera and Related Transactions" below.  For additional information concerning positions with Kyocera held by executive officers and directors of the Company, see "Proposal I – Election of Directors – Nominations for the Board of Directors" above.  Except as described above, no member of the Board or the Compensation Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Report of the Audit Committee

In accordance with its written charter, as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  During the fiscal year ended March 31, 2007, the Audit Committee met eight times, and the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent registered public accounting firm prior to each public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants' independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company's internal controls.  The Audit Committee reviewed with the independent registered public accounting firm its audit plans, audit scope, and identification of audit risks.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm's examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended March 31, 2007, with management and the independent registered public accounting firm.  Management has the responsibility for the preparation of the Company's financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board or Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2007, for filing with the Securities and Exchange Commission.  The Audit Committee also reappointed the independent registered public accounting firm, PricewaterhouseCoopers, for the fiscal year ending March 31, 2008.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Donald B. Christiansen, Chairman
Joseph Stach
Richard Tressler

Representatives of PricewaterhouseCoopers are expected to attend the Annual Meeting.  They will have an opportunity to make a statement if they so desire, and to respond to appropriate questions.

Principal Independent Registered Public Accounting Firm Fees
As reflected in the table below, the Company incurred fees of $5,784,906 and $5,189,525 in fiscal 2006 and 2007, respectively, for services performed by PricewaterhouseCoopers. Of these sums, $5,388,887 in fiscal 2006 and $5,019,281 in fiscal 2007 were for audit and audit related services. PricewaterhouseCoopers did not perform any financial system consulting services in fiscal 2006 or 2007.

	2006	2007

Audit Fees (1)	$ 5,287,140	$ 4,942,194
Audit Related Fees (2)	101,747	77,087
Tax Fees (3)	388,343	157,766
Other Fees	7,676	12,478
Total Fees	$ 5,784,906	$ 5,189,525

(1)
Amounts represent fees for the annual audit of the Company for the fiscal years ended March 31, 2006 and March 31, 2007, reviews of the Company's financial statements for interim periods and other statutory and regulatory filings in fiscal 2006 and fiscal 2007 and services related to the Company’s internal control over financial reporting.

(2)
Amounts primarily represent fees for statutory audits of certain foreign locations and other procedures related to documents filed with the SEC and consultations concerning financial accounting and reporting standards.

(3)	Amounts represent fees for consultation on tax matters and tax compliance services.

The Audit Committee of the Company's Board of Directors determined that the provision of non-audit services by PricewaterhouseCoopers to the Company during fiscal 2006 and fiscal 2007 was compatible with maintaining the independent registered public accounting firm's independence.

Audit Committee's Pre-approval Policies and Procedures
It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services (and the related fees and terms) to be provided to the Company by the independent registered public accounting firm.  The authority to pre-approve non-audit services may be delegated by the Audit Committee to one or more members of the Committee, who shall present any decision to pre-approve an activity to the full Committee at the first meeting following such decision.  None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Relationship With Kyocera and Related Transactions

Since January 1990, Kyocera and AVX have engaged in a significant number and variety of related party transactions, including, without limitation, the transactions referred to in Note 12 in the Notes to Consolidated Financial Statements in AVX's Annual Report on Form 10-K for the fiscal year ended March 31, 2007.  One principal strategic advantage for the Company is its ability to produce a broad product offering to its customers.  The inclusion of products manufactured by Kyocera in that product offering is a significant component of this advantage.  In addition, the exchange of information with Kyocera relating to the development and manufacture of multi-layer capacitors and various other ceramic products benefits the Company.  An adverse change in the Company's relationship with Kyocera could have a negative impact on the Company's results of operations.  AVX also has established several ongoing arrangements with Kyocera and has executed several agreements, the more significant of which are described below.  In the fiscal year ended March 31, 2007, AVX had purchases of $470.2 million from Kyocera and received sales and other revenue of $23.5 million from Kyocera under these agreements.  Except for the Buzzer Assembly Agreement, each of the agreements and any other transactions described below contain provisions requiring that the terms of any transaction under such agreement be equivalent to that to which an independent unrelated party would agree at arm's-length and is subject to the approval of the Special Advisory Committee of the Board.  The Special Advisory Committee is comprised of the independent directors of AVX and is required to review and approve such agreements and any other significant transactions between AVX and Kyocera not covered by such agreements.  Periodically, the Special Advisory Committee reviews a summary of the Company's transactions with Kyocera to identify any significant transactions not covered by such agreements and investigates the nature and the terms of such transactions.

Products Supply and Distribution Agreement.  Pursuant to the Products Supply and Distribution Agreement (the "Distribution Agreement") (i) AVX will act as the non-exclusive distributor of certain Kyocera-manufactured products to certain customers in certain territories outside of Japan, and (ii) Kyocera will act as the non-exclusive distributor of certain AVX-manufactured products within Japan.  The Distribution Agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least three months prior written notice.

Disclosure and Option to License Agreement.  Pursuant to the Disclosure and Option to License Agreement (the "License Agreement"), AVX and Kyocera exchange confidential information relating to the development and manufacture of multi-layered ceramic capacitors and various other ceramic products, as well as the license of technologies in certain circumstances.  The License Agreement was extended effective March 31, 2007 with a new expiration date of April 1, 2008.

Materials Supply Agreement.  Pursuant to the Materials Supply Agreement (the "Supply Agreement"), AVX and Kyocera will from time to time supply the other party with certain raw and semi-processed materials used in the manufacture of capacitors and other electrical products.  The Supply Agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months prior written notice.

Buzzer Assembly Agreement.  Pursuant to the Buzzer Assembly Agreement (the "Buzzer Agreement"), AVX assembles certain electronic components for Kyocera in AVX's Juarez, Mexico facility.  Kyocera pays AVX a fixed cost mutually agreed upon by the parties for each component assembled, plus a profit margin.  The Buzzer Agreement has automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months prior written notice.

Machinery and Equipment Purchase Agreement.  Pursuant to the Machinery and Equipment Purchase Agreement (the "Machinery Purchase Agreement"), AVX and Kyocera will, from time to time, design and manufacture for the other party certain equipment and machinery of a proprietary and confidential nature used in the manufacture of capacitors and other electronic components.  The Machinery Purchase Agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months prior written notice.

Compensation Committee and Equity Compensation Committee Report

The Compensation Committee and the Equity Compensation Committee believe the executive compensation program and the stock option program, respectively, are appropriate to accomplish the programs’ goals of attracting, retaining and motivating highly qualified management professionals.  The Compensation Committee and the Equity Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee and the Equity Compensation Committee recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year and March 31, 2007.

SUBMITTED BY THE COMPENSATION COMMITTEE AND THE EQUITY COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
Kazuo Inamori, Chairman of Compensation Committee
Benedict Rosen
Richard Tressler
Masahiro Umemura
Makoto Kawamura

Richard Tressler, Chairman of Equity Compensation Committee
Joseph Stach
Masahiro Umemura

Compensation Discussion and Analysis

The Company's compensation policy reflects an objective to promote executive compensation programs that enable the Company to attract, retain and motivate highly qualified management professionals who are encouraged to work as a team to accomplish the Company’s goals and objectives.  The Company's compensation philosophy is to directly align executive compensation with the financial performance of the organization.  The Company believes that the relationship between executive compensation and Company performance will create a benefit for all shareholders.

The executive compensation programs have been developed by the Compensation Committee using various factors over time, which have sometimes included the use of outside consultants to review industry competition executive compensation programs. No such review was performed during the last fiscal year. The Chief Executive Officer has historically played a significant role in the recommendation of the amounts of base salary, salary adjustments, incentive compensation and equity-based compensation to be paid other members of senior management. The key elements of the executive compensation programs are base salary, annual incentive bonus and stock options, in addition to those benefits provided under the Company's retirement and deferred compensation plans.

The Compensation Committee or the Equity Compensation Committee, as applicable, reviews and approves each element of the Company's executive compensation programs and periodically assesses the effectiveness of the programs as a whole.  These programs cover the Chief Executive Officer, other named executive officers, and all other executive officers of the Company.  Specifically, the committees approve the salaries of all executive officers, cash awards under the Company's Management Incentive Plan ("MIP"), the grant of stock options under the Stock Option Plans, and the provision of any special benefits or perquisites to executive officers.

Base Salary Program

The base salary program is intended to provide base salary levels that are externally competitive and internally equitable, and to reflect each individual's sustained performance and cumulative contribution to the Company.  Each executive officer's individual performance is reviewed by the Chief Executive Officer to arrive at annual merit increase suggestions.  These merit increase suggestions are then reviewed by the Compensation Committee for reasonableness based on general economic factors, such as increases in the cost of living.

Annual Cash Incentives - Management Incentive Plan

The MIP is intended to promote the interests of the Company’s shareholders by providing the selected employees incentive to continue and increase their efforts with respect to, and remain in the employ of, the Company. The MIP provides for annual cash incentive compensation based on the Company’s pre-tax financial performance and a subjective analysis of each executive officer’s individual performance.  Bonus awards are generally paid under the MIP during the summer following each fiscal year end if the Company's financial results, excluding special, unusual, restructuring or extraordinary items, exceed a pre-determined annual profit target.  The annual pre-tax profit target is established before the beginning of each fiscal year as a part of the Company’s annual budget process.  The target profits are typically based on improving on the prior year’s actual results.  Given the volatility of the electronics market, the target can be challenging.  In some years, such as in the fiscal years ended March 2003 and 2004, the profit targets were not met.  The bonus awards for the Chief Executive Officer are determined as a percentage of salary (up to 150% of base salary) based on results related to target profits.  The other executive officers' individual bonuses are determined by the Chief Executive Officer based on each officer’s annual performance. These bonuses are derived from a pool determined as a percentage of combined salaries (up to 100% of combined base salaries) based on the Company’s financial results related to target profits.  The other executive officer bonuses are paid 75% currently in the summer when they are determined and 25% of the bonuses are paid the following year, provided the officer is employed by the Company at the time.  The annual cash incentive amounts are ultimately at the discretion of the Compensation Committee.

Long-Term Equity Incentives - Stock Option Plans

The Stock Option Plans are designed to reward executive officers and other key employees directly for increases in the long-term price of the Common Stock.  Each of the Stock Option Plans directly links the compensation of executive officers to gains by the shareholders and encourages executive officers to adopt a strong stakeholder orientation in their work.

The Equity Compensation Committee approves option grants generally following each fiscal year end, but will consider grants at other times of the year if deemed necessary. The Chief Executive Officer recommends to the committee the potential recipients and the number of options for each person’s grant on a discretionary basis generally based on that person’s level of responsibility and performance. The Committee reviews and approves the final grant awards. The grant price is the fair market value on the date of grant approval, which is defined in the plans as the average of the high and low market trading price on that date. The Company does not have any program or practice to time option grants to take advantage of the release of material, non-public information.

Family Income Assurance Plan

The Company has in effect a Family Income Assurance Plan for executive officers. Coverage under this Company self-insured plan provides that, in the event of the death of an executive officer while employed by the Company, the officer’s surviving spouse, or estate, is entitled to receive the equivalent of two years base salary during the following 24 months.

Retirement and Other Benefits

Retirement, medical benefits and Board approved discretionary cash awards for executive officers are largely the same as those provided to the general salaried employee population applicable to each geographic region. The AVX Nonqualified Supplemental Retirement Plan was established to provide certain U.S. officers and other senior management with supplemental retirement benefits, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits. Amounts contributed to this plan’s separate trust earn market-based returns depending upon the investment choices made by the participant. The investment choices are the same as available under the AVX Corporation Retirement Plan. Miscellaneous benefits offered to executive officers are designed to provide a safety net of protection against the financial catastrophes that can result from liability suits, illness, disability or death.

Chief Executive Officer Employment Agreement

In addition to participation in the executive compensation programs, Mr. Gilbertson has an employment agreement that provides for a two-year advisory period upon retirement from the Company in order to assist with Chief Executive Officer transition issues. During this advisory period, he will receive an annual payment equivalent to his most recent base salary as a full-time employee. If Mr. Gilbertson dies prior to or during the advisory period, his heirs will be entitled to the payments he would have received.

Deductibility of Executive Compensation

With respect to Section 162(m) of the Internal Revenue Code and the underlying Internal Revenue Service (the "IRS") regulations pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Compensation Committee has adopted a policy that it will attempt to comply with such limitations, to the extent practicable, including through its presentation of incentive compensation plans to the shareholders, for approval, where appropriate.  However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these IRS regulations, in negotiating and implementing the Company's incentive compensation program.  It has, therefore, retained the option to award some bonus payments based on non-quantitative performance objectives and other criteria, which it may determine, at its discretion, from time to time.

Executive Compensation

The following table shows cash compensation paid and certain other compensation paid or accrued by the Company for fiscal 2007 to each of the Company's Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers ("Named Executive Officers") in all capacities in which they served.

Summary Compensation Table
Fiscal Year Ended March 31, 2007

	Salary	Bonus	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name & Position	($) (1)	($) (1) (2)	($) (3)	($) (4)	($) (5)	($)
John S. Gilbertson (6)
Chief Executive Officer	$ 640,000	$ 49,100	$ 594,364	$ —	$ 112,300	$ 1,395,764
and President

Kurt Cummings
Vice President,	221,000	79,963	50,691	—	70,000	421,654
Chief Financial Officer,
Treasurer and Secretary

C. Marshall Jackson
Executive Vice President	315,000	68,599	151,921	—	80,200	615,720
of Sales and Marketing

Peter Venuto
Vice President of	234,000	82,305	114,435	—	73,400	504,140
North American and
European Sales

Peter Collis
Vice President	246,800	65,751	110,684	382,914	19,400	825,549
of Tantalum

(1)	Includes amounts earned but deferred by the executive officer at his election, pursuant to the AVX Nonqualified Supplemental Retirement Plan, (the “Supplemental Plan”).

(2)
The amounts shown include 50% of a bonus award payable with respect to fiscal year 2007 in accordance with a determination by the Company’s Board of Directors to pay discretionary cash awards to each U.S. salaried employee of the Company in an amount equal to 8% of such employee’s 2006 calendar year eligible earnings.  The remaining 50% of this award will be earned and paid in the summer of 2008, provided the officer is employed by the Company at that time.  Amounts shown also include 50% of a discretionary cash award payable with respect to fiscal year 2006 that was earned and paid in June 2007, based on the officer’s continued employment with the Company at that time.

Amounts shown also include 25% of an annual cash bonus award earned under the Company’s Management Incentive Plan determined based on the Company’s achievement of performance goals and individual performance with respect to fiscal year 2006 that was earned and will be paid in July 2007, based on the officers continued employment with the Company at that time.  For information regarding the Management Incentive Plan, see the discussion in the Compensation Discussion and Analysis in this proxy statement.  The Compensation Committee has not yet determined the bonus awards under the Management Incentive Plan for fiscal year 2007 that will be paid to the Named Executive Officers in the summer of 2007.  The Compensation Committee will determine the Chief Executive Officer’s bonus based on the Company’s achievement of a pre-tax profit target for fiscal year 2007, and will determine the other Named Executive Officers’ individual bonus amounts by allocating a bonus pool (based on the recommendations of the Chief Executive Officer and individual performance evaluations) that will be funded as a percentage of combined salaries of the Named Executive Officers based on the Company’s achievement of pre-tax profit target for fiscal year 2007.  These bonus amounts earned with respect to fiscal year 2007 are expected to be determined on or about July 13, 2007.  The other Named Executive Officers’ individual bonuses will be paid 75% in the summer of 2007 and 25% in the summer of 2008.  In each case the bonus (a portion thereof) is “earned” at the time of payment as the officer must be employed by the Company at that time.

(3)
Reflects the proportionate amount of the total grant date fair value of option awards recognized by the Company as an expense in the fiscal year ended March 31, 2007 for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  All stock options were granted pursuant to the 1995 and 2004 Stock Option Plans. The assumptions made in the valuation of stock options are set forth in Note 9 in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2007.  No options have been forfeited by any of the Named Executive Officers.

(4)
Reflects the aggregate of the increase in fiscal year 2007 in actuarial present values of Mr. Collis’ accumulated benefits under the AVX Limited Pension Scheme (the “Defined Benefit Plan”.)  The underlying  value is denominated in British Pounds.  This amount has been converted to US dollars using an average exchange rate of 1.89 for the fiscal year ended March 31, 2007.  See the Pension Benefits table and related narrative disclosure for information regarding the Defined Benefit Plan.

(5)
Reflects Company's contribution on behalf of the respective Named Executive Officers pursuant to the terms of the Supplemental Plan and the AVX Corporation Retirement Plan (the "Retirement Plan") in the following amounts respectively:  John S. Gilbertson - $49,900 and $28,300;       C. Marshall Jackson - $33,400 and $28,100; Peter Venuto - $28,000 and $28,200; Kurt Cummings - $27,400 and $28,200.

The investments in the Supplemental Plan have no above-market or preferential earnings. See the Nonqualified Deferred Compensation table and related narrative herein for information related to the Supplemental Plan.

Also reflects the value of automobile allowances and Company contributions to group life, disability, or excess liability insurance programs, respectively, as follows for fiscal 2007:  John S. Gilbertson - $24,000 and $10,100; C. Marshall Jackson - $14,400 and $4,300; Peter Venuto - $10,200 and $2,400; Peter Collis - $17,100 and $2,300; and Kurt Cummings - $12,000 and $2,400. The Company also provides the Named Executive Officers with certain medical benefits generally available to all salaried employees.

(6)	Mr. John Gilbertson is a Named Executive Officer who also serves as a director. Mr. Gilbertson received no compensation for services as a director in fiscal 2007.

The following table sets forth information regarding all options to acquire shares of Common Stock granted to the Named Executive Officers during fiscal 2007.

Grants of Plan-Based Awards
Fiscal Year Ended March 31, 2007

		Number of Securities Underlying Options	Exercise Price of Option Awards	Closing Market Price on Date of Grant	Grant Date Fair Value of Option Awards
Name	Grant Date	(#) (1)	($) (2)	($)	($)

John S. Gilbertson	6/23/2006	100,000	15.28	15.49	544,460
Kurt Cummings	6/23/2006	15,000	15.28	15.49	81,669
C. Marshall Jackson	6/23/2006	25,000	15.28	15.49	136,115
Peter Venuto	6/23/2006	20,000	15.28	15.49	108,892
Peter Collis	6/23/2006	20,000	15.28	15.49	108,892

(1)
Reflects the number of options to purchase shares of our common stock awarded to each Named Executive Officer during the fiscal year ended March 31, 2007 under the Company’s 2004 Stock Option Plan.  The options vest as to 25% of the shares one-year from the date of grant and as to  25% of the shares on each of the three succeeding anniversary dates, provided the officer continues to be employed by the Company or any of its subsidiaries.  There are no performance based conditions that are applicable to these options.

(2)	The exercise price is based on the average of the high and low market prices on the grant date, as provided in the 2004 Stock Option Plan.

The following table sets forth information regarding unexercised options, both vested and unvested, for each Named Executive Officer outstanding at March 31, 2007.  The Named Executive Officers do not hold any stock awards.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2007

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

John S. Gilbertson	12/23/1997	160,000	—	$9.75	12/23/2007
	4/1/1999	80,000	—	$8.00	4/1/2009
	5/26/2000	50,000	—	$29.30	5/26/2010
	1/8/2001	50,000	—	$17.00	1/8/2011
	4/22/2002	100,000	—	$19.46	4/22/2012
	9/9/2002	126,500	—	$11.41	9/9/2012
	6/3/2003	75,000	25,000	$11.92	6/3/2013
	5/14/2004	50,000	50,000	$14.46	5/14/2014
	5/6/2005	25,000	75,000	$11.30	5/6/2015
	6/23/2006	—	100,000	$15.28	6/23/2016

Kurt Cummings	7/21/1997	5,000	—	$15.905	7/21/2007
	12/23/1997	10,000	—	$9.75	12/23/2007
	4/1/1999	20,000	—	$8.00	4/1/2009
	5/26/2000	16,000	—	$29.30	5/26/2010
	1/8/2001	10,000	—	$17.00	1/8/2011
	4/22/2002	10,000	—	$19.46	4/22/2012
	9/9/2002	8,500	—	$11.41	9/9/2012
	6/3/2003	7,500	2,500	$11.92	6/3/2013
	5/14/2004	5,000	5,000	$14.46	5/14/2014
	5/6/2005	2,500	7,500	$11.30	5/6/2015
	6/23/2006	—	15,000	$15.28	6/23/2016

C. Marshall Jackson	12/23/1997	75,000	—	$9.75	12/23/2007
	4/1/1999	40,000	—	$8.00	4/1/2009
	5/26/2000	40,000	—	$29.30	5/26/2010
	1/8/2001	25,000	—	$17.00	1/8/2011
	4/22/2002	25,000	—	$19.46	4/22/2012
	9/9/2002	31,250	—	$11.41	9/9/2012
	6/3/2003	18,750	6,250	$11.92	6/3/2013
	5/14/2004	12,500	12,500	$14.46	5/14/2014
	5/6/2005	6,250	18,750	$11.30	5/6/2015
	6/23/2006	—	25,000	$15.28	6/23/2016

Peter Venuto	12/23/1997	2,500	—	$9.75	12/23/2007
	8/3/1998	4,500	—	$7.50	8/3/2008
	4/1/1999	8,000	—	$8.00	4/1/2009
	1/8/2001	15,000	—	$17.00	1/8/2011
	4/22/2002	15,000	—	$19.46	4/22/2012
	9/9/2002	2,850	—	$11.41	9/9/2012
	6/3/2003	15,000	5,000	$11.92	6/3/2013
	5/14/2004	10,000	10,000	$14.46	5/14/2014
	5/6/2005	5,000	15,000	$11.30	5/6/2015
	6/23/2006	—	20,000	$15.28	6/23/2016

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Peter Collis	12/23/1997	2,000	—	$9.75	12/23/2007
	8/3/1998	7,500	—	$7.50	8/3/2008
	4/1/1999	8,000	—	$8.00	4/1/2009
	5/26/2000	8,000	—	$29.30	5/26/2010
	1/8/2001	15,000	—	$17.00	1/8/2011
	4/22/2002	14,000	—	$19.46	4/22/2012
	9/9/2002	4,400	—	$11.41	9/9/2012
	6/3/2003	15,000	5,000	$11.92	6/3/2013
	5/14/2004	10,000	10,000	$14.46	5/14/2014
	5/6/2005	5,000	15,000	$11.30	5/6/2015
	6/23/2006	—	20,000	$15.28	6/23/2016

All option awards vest 25% on each of the first four anniversaries of the date of grant.

The following table sets forth information with respect to options exercised and the aggregate dollar value realized upon exercise of the options during fiscal 2007 by the Named Executive Officers.  The value realized on exercise reflects the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

Option Exercises
Fiscal Year Ended March 31, 2007

	Option Awards
Name	Shares Acquired on Exercise	Value Realized on Exercise
	(#)	($)
John S. Gilbertson	125,000	787,726
C. Marshall Jackson	25,000	164,405
Peter Venuto	—	—
Peter Collis	1,250	7,719
Kurt Cummings	2,000	12,724

The following table sets forth information regarding pension benefits information for a certain Named Executive Officer for fiscal 2007.

Pension Benefits
Fiscal Year Ended March 31, 2007

Name		Number of Years Credited Service	Present Value of Accumulated Benefit
	Plan Name	(#)	($) (1)
Peter Collis	AVX Limited Pension Scheme	34 years	1,745,576

(1)	Present Value of Accumulated Benefit calculation is denominated in British Pounds. This amount has been converted to US dollars using an exchange rate of 1.96 at March 31, 2007.

The purpose of the AVX Limited Pension Scheme (the “Defined Benefit Plan”) is to provide a defined benefit pension at age 65 based on an accrual rate of 1/60th of final salary for each year of service.  The Defined Benefit Plan also provides certain benefits upon leaving service, early or late retirement, on death or ill health.  Final salary is the yearly average of pensionable pay over the two years prior to leaving service or retirement.  The normal retirement age is 65, upon which the participant automatically begins receiving his benefit.  The participant may retire early subject to Company consent, or at the Company’s request, in which case the accrued pension would be reduced to reflect early payment.  Alternatively, if the Company initiated the participant’s early retirement and the participant were to retire at the Company’s request, the participant’s accrued pension would be reduced by a factor of 3% for each year that the participant retires early.

The present value of accumulated benefit disclosed in the table above is based on the measurement date of December 31, 2006 and the calculation uses the assumptions disclosed in Note 8 in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

The following table and narrative provides information related to the Company’s Supplemental Plan for fiscal 2007.

Nonqualified Deferred Compensation
Fiscal Year Ended March 31, 2007

Name	Executive Contributions in FY 2007	Company Contributions in FY 2007	Aggregate Earnings in FY 2007	Aggregate Balance at March 31, 2007
	($) (1)	($) (2)	($)	($)
John S. Gilbertson	322,210	49,944	78,874	3,577,024
Kurt Cummings	30,491	27,404	17,520	301,470
C. Marshall Jackson	131,325	33,440	123,954	2,127,583
Peter Venuto	15,723	27,987	8,351	151,279
Peter Collis	—	—	—	—

(1)	The amounts in this column are included in the Salary, Bonus, and / or Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

(2)	The amounts in this column are included in the All Other Compensation column of the Summary Compensation Table.

Under the Supplemental Plan, the participants select among the various investment options that are also currently available to employees of the Company participating in the Retirement Plan. The value of the participants’ balance fluctuates based on the performance of the investments. The market value of the trust is included as an asset and a liability on the Company’s Consolidated Balance Sheet as of March 31, 2007 as disclosed in the Annual Report on Form 10-K for the fiscal year ended March 31, 2007 because the trust’s assets are available to the Company’s general creditors in the event of the Company’s insolvency.

Additional Plan information is detailed as follows:

Deferred Compensation Contribution
The Plan is split into two parts. There is a SERP portion and a Supplemental Retirement portion. The SERP portion allows each participant to defer receipt of all or a portion of annual compensation otherwise payable by the Company to such employee.  The Supplemental Retirement portion allows participants to defer an amount from 1% to 3% of eligible compensation (currently between $220,000, as indexed under the Internal Revenue Code, and $600,000).  Eligible compensation for employee contributions to the Supplemental portion is determined based on total compensation less any amount deferred under the SERP portion of the Plan.

Company Matching Contribution
The Company will match contributions equal to 100% of the first 3% of the amount that is deferred under the SERP portion of the Plan. The Company will also match contributions equal to 100% of the first 3% of the amount deferred that is related to eligible compensation between $220,000 (as indexed under the Internal Revenue Code) and $600,000 in the Supplemental Retirement portion of the Plan.

Non-discretionary Contribution
The Company will make an annual contribution equal to 5% of eligible compensation (as defined above).

Discretionary Contribution
The Company may make an annual contribution between 0% - 5% of eligible compensation (as defined above).  The contribution amount is subject to approval by the Company’s Board of Directors.

Vesting
Each participant shall be fully vested and have a non-forfeitable interest in his account.

Payment of Benefits
Benefits under the Plan shall be payable to a participant or beneficiary upon the earlier of such participant's separation from service, disability or death in a lump-sum payment or in installments over a period not to exceed 10 years.

Potential Payments Upon Termination

The Company has an employment agreement with its Chief Executive Officer, Mr. Gilbertson.  The Company does not have any employment or severance agreements with the other Named Executive Officers.  The following discussion summarizes the value of payments and benefits that the Named Executive Officers would be entitled to receive assuming that a termination of employment under various circumstances had occurred on March 31, 2007.

In the event of a termination of employment due to death, disability or retirement, all outstanding stock options held by the Named Executive Officers would become fully vested.  The value of the stock options that would become vested upon such termination (calculated based on the excess of the fair market value of the underlying shares as of March 31, 2007 over the exercise price of the options) is as follows:  Mr. Gilbertson, $411,500; Mr. Cummings, $41,150; Mr. Jackson, $102,875; Mr. Venuto, $82,300; and Mr. Collis, $82,300.  In the event of a termination of employment for any reason, the Named Executive Officers would be entitled to a payout of their vested balance under the Company’s Supplemental Plan, which amounts are reflected in the Nonqualified Deferred Compensation table.  In the event of the death of a Named Executive Officer while actively employed, the person’s spouse or estate would continue to receive that person’s base salary for the ensuing two years.  In addition, upon his retirement from the Company, Mr. Gilbertson would be entitled to receive an annual payment during a two-year advisory period equal to his most recent base salary as a full-time employee.  Assuming Mr. Gilbertson had retired as of March 31, 2007, the sum of these two payments would have been approximately $1,280,000.

2008 Shareholder Proposals

If any shareholder intends to present a proposal to the Company for inclusion in its proxy statement relating to the annual meeting of shareholders expected to be held in July 2008 or wishes to recommend nominees to the Board, such proposal, in writing and addressed to the Corporate Secretary, must be received by the Company no later than February 16, 2008.

In general, shareholder proposals intended to be presented at an annual meeting, including proposals for the nomination of directors, must be received by the Company no less than 60 days, but no more than 90 days, in advance of the meeting in order to be considered timely under the By-laws of the Company; provided, however, if less than 70 days prior notice is given for an annual meeting, proposals must be received within ten days of the mailing or public disclosure of such notice.

Proxy Solicitation

The entire cost of this solicitation beneficial owners of the Common Stock.  Solicitation will primarily be made by mail, but proxies may be solicited personally by the Company's officers, directors or employees, by telephone or by facsimile.  The costs and expenditures in connection with the solicitation of security holders are only those normally expended for a solicitation for an election of Directors in the absence of a contest.

 The Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments filed with or furnished to the SEC pursuant to Sections 13(a) or 15 (d) of the Securities Exchange Act are available free of charge on the Company's website at www.avx.com as soon as reasonably practicable after being filed with the SEC.

                              By order of the Board,

Kurt Cummings Corporate Secretary

June 8, 2007

Proxy Card

ANNUAL MEETING OF SHAREHOLDERS OF

AVX CORPORATION

July 18, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach and mail in the envelope provided ↓

20400000000000000000 4 071807

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NAMED DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect four Class I Directors for terms expiring at the Annual Meeting in July of 2010:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kazuo Inamori
- ○ Noboru Nakamura
- ○ Benedict P. Rosen
- ○ David A. DeCenzo

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

AVX CORPORATION

July 18, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

\- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

\- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

↓ Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20400000000000000000 4   071807

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NAMED DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect four Class I Directors for terms expiring at the Annual Meeting in July of 2010:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kazuo Inamori
- ○ Noboru Nakamura
- ○ Benedict P. Rosen
- ○ David A. DeCenzo

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TABLE OF CONTENTS

        PROPOSAL I - ELECTION OF DIRECTORS
         Directors Standing for Election
         Directors Continuing in Office

        Ownership of Securities by Directors, Director Nominees and Executive Officers
        Security Ownership of Certain Beneficial Owners
        Section 16(a) Beneficial Ownership Reporting Compliance
        Board of Directors - Governance
        Board of Directors - Meetings Held and Committees
        Director Compensation
        Equity Compensation Plan Information
        Compensation Committee Interlocks and Insider Participation
        Report of the Audit Committee
        Relationship With Kyocera and Related Transactions
        Compensation Committee and Equity Compensation Committee Report
        Compensation Discussion and Analysis
        Executive Compensation
        Summary Compensation Table
        Grants of Plan-Based Awards
        Outstanding Equity Awards as Fiscal Year Ended March 31, 2007
        Option Exercises
        Pension Benefits
        Nonqualified Deferred Compensation
        Potential Payments Upon Termination
        2008 Shareholder Proposals
        Proxy Solicitation
        Proxy Card